UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15th(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2021

Bionano Genomics, Inc
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38613	26-1756290
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9540 Towne Centre Drive, Suite 100 San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 888-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BNGO	The Nasdaq Stock Market, LLC
Warrants to purchase Common Stock	BNGOW	The Nasdaq Stock Market, LLC

Item 1.01 Entry into a Material Definitive Agreement

On February 15, 2021, Bionano Genomics, Inc. (the “Company”) entered into a Fourth Amendment to Lease Agreement (the “Lease Amendment”) with Irvine Eastgate Office I LLC (the “Landlord”), as successor-in-interest to The Irvine Company LLC (the “Original Landlord”), to amend the Lease Agreement, dated January 16, 2012, as amended, by and between the Company and the Original Landlord. Pursuant to the Lease Amendment, the Company leased an aggregate of 16,607 additional square feet of office, manufacturing and warehousing space in a building located at 9640 Towne Center Drive, San Diego, California 92121 (the “Expansion Space”). The term of the lease for the Expansion Space will commence on February 22, 2021 (the “Effective Date”) and will expire on December 31, 2025 (the “Term”). During the Term, the Company is required to remit base monthly rent of $44,008.55 from the Effective Date to December 31, 2021; $46,001.39 from January 1, 2022 to December 31, 2022; $47,994.23 from January 1, 2023 to December 31, 2023; $50,153.14 from January 1, 2024 to December 31, 2024; and $52,478.12 from January 1, 2025 to December 31, 2025. Notwithstanding the foregoing, the Company is entitled to an abatement of four full calendar months of base rent in the aggregate amount of $176,034.20 for the second, third, fourth and fifth full calendar months of the Term.

The foregoing summary of the Lease Amendment is not complete and is qualified in its entirety by reference to the Lease Amendment, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bionano Genomics, Inc.

Date: February 19, 2021	By:	/s/ R. Erik Holmlin, Ph.D.
R. Erik Holmlin, Ph.D.
President and Chief Executive Officer (Principal Executive Officer)